UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 22, 2007
QUINTANA MARITIME LIMITED
(Exact name of registrant as specified in its charter)

Marshall Islands	000-51412	98-0453513
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
Quintana Maritime Limited
c/o Quintana Management LLC
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece
(Address of principal executive office)
011-30-210-898-6820
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On January 22, 2007, Quintana Maritime Limited (the “Company”) entered into a Memorandum of Agreement (the “Agreement”) with Cobelfret Bulk Carriers N.V., a transporter of dry bulk goods, relating to the purchase of a 171,000 dwt 1999-built Capesize vessel for a purchase price of approximately $73.0 million. The vessel, named Lowlands Beilun, is expected to be delivered by the end of March 2007. The Company funded a deposit of $7.3 million, or 10% of the purchase price, on January 24, 2007 with cash on hand. The Company expects to fund the balance of the purchase price with cash on hand (including proceeds from the exercise of warrants) and borrowings under its revolving credit facility. The acquisition is subject to customary closing conditions.
     Upon delivery, the Company will continue to operate the Lowlands Beilun under its existing charter at a net daily rate of $36,000 per day. The charter expires in April 2010.
     The Company announced the acquisition by press release dated January 25, 2007, which is attached as Exhibit 99.1 to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Quintana Maritime Limited dated January 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED
By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: January 25, 2007

EXHIBIT INDEX
     99.1      Press release of Quintana Maritime Limited dated January 25, 2007.